PRESS RELEASE

Exhibit 99.1

Autoliv hosts Investor Day - reiterates financial targets

(Auburn Hills, Michigan, USA, June 12, 2023) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, will host an Investor Day today. Throughout the day, members of Autoliv management will outline the Company’s strategy, growth opportunities, financial plans and targets as well as its contribution to sustainable mobility. Autoliv reiterates its full year 2023 indications, including organic sales growth of around 15% and an adjusted operating margin of around 8.5-9.0%.

Autoliv also reiterates its medium- and long-term financial targets. Since our Capital Markets Day on November 16, 2021, Autoliv has taken forceful actions to respond to a prolonged market environment of inflationary pressure, continued supply chain challenges, and lower and more volatile light vehicle production.

Autoliv is providing world class life-saving solutions for mobility and society while transforming its operations for the new age of electrification and autonomous driving, as well as digitalization and automation throughout the whole value chain.

“We are optimizing our operations for a more effective and cost-efficient structure to best serve our customers and to build an even more competitive position” said Mikael Bratt, President, and CEO of Autoliv. “At the Investor Day, we will outline how continued changes in safety regulations and ratings drive development of new products supporting continued growth in safety content per vehicle. Combined with our strong global market positions, this will drive our sales and profit growth for many years to come. We will also demonstrate how we will take operational excellence to the next level, which will support our journey towards our financial targets and continued shareholder value creation” continued Mikael Bratt.

Sustainable Growth

Autoliv reiterates its growth targets. For the years 2022-2024, we expect to grow organically* by around 4 percentage points more than light vehicle production (LVP) growth per year, on average. The growth trend is on track to significantly exceed LVP +4pp per year for the period, partly due to price increases to offset recent years high-cost inflation. The Company estimates that, also when adjusting for these price increases, it will meet or exceed the growth target for the period 2022-2024.

The Company also reiterates its long-term growth target beyond 2024, where it aims to grow sales organically by 4-6% per year, over time. This is based on growth coming from safety content per vehicle, LVP and from Mobility Safety Solutions.

Profitability

Autoliv reiterates its medium-term target of a 12% adjusted operating margin*. This relies on the continued implementation of our structural and strategic initiatives, including automation, digitalization and footprint optimization, together with the conditions that the business environment is a stable global LVP of at least 85 million and that headwinds from inflation do not have a greater net negative impact on our operating margin than they had in 2021 (offset through price compensations or declining raw material prices).

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600

Balance Sheet and Shareholder Value Creation

Autoliv reiterates its aim for a cash conversion* (operating cash flow less capex, net vs. net income) of at least 80%.

The Company maintains its target for a leverage ratio* (net debt to adjusted EBITDA) of around 1x, with a range of 0.5x to 1.5x.

At the Investor Day, the Autoliv will outline its plan to deliver on its targets for sustainability, growth and profitability. This will include discussing our capital efficiency program, which focuses on the efficient management of receivables, inventories and payables.

Combined with the execution of our strategic plan, this should lead to a strong cashflow generation. This should provide for significant shareholder value creation, while maintaining financial leverage commensurate with a strong investment grade credit rating. The current stock repurchase program authorizes the Company to repurchase up to $1.5 billion or up to 17 million common shares (whichever comes first), between January 2022 and the end of 2024. Under the program Autoliv has currently repurchased 2.3 million shares for a total of $194 million.

Attending the Investor Day

The investor day is today at 12.00 p.m. EDT at the Autoliv Tech Centre in Auburn Hills, Michigan, USA. The event will be webcasted live between 12.00 p.m. and around 3 p.m. EDT. The webcast can be accessed via the Autoliv webpage

A replay of the webcast will be available on our website Autoliv webpage shortly after the conclusion of the event and will remain available for a period of two years.

Inquiries Autoliv:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71
Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

* The forward-looking non-U.S. GAAP financial measures above are provided on a non-U.S. GAAP basis. Autoliv has not provided a U.S. GAAP reconciliation of these measures because items that impact these measures, such as costs and gains related to capacity alignments and antitrust matters, cannot be reasonably predicted or determined. As a result, such reconciliation is not available without unreasonable efforts and Autoliv is unable to determine the probable significance of the unavailable information. See our quarterly report on Form 10-Q filed with the SEC on April 21, 2023 for definitions of these non-GAAP measures.

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2022, our products saved close to 35,000 lives and reduced more than 450,000 injuries.

Our close to 70,000 associates in 27 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2022 amounted to US $ 8.8 billion. For more information go to www.autoliv.com.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. All medium and long term targets are considered forward-looking statements. Additionally, in some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, general economic conditions, including inflation; changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier; global supply chain disruptions, including port, transportation and distribution delays or interruptions; supply chain disruptions and component shortages specific to the automotive industry or the Company; disruptions and impacts relating to the ongoing war between Russia and Ukraine; changes in general industry and market conditions or regional growth or decline; changes in and the successful execution of our capacity alignment, restructuring, cost reduction and efficiency initiatives and the market reaction thereto; loss of business from increased competition; higher raw material, fuel and energy costs; changes in consumer and customer preferences for end products; customer losses; changes in regulatory conditions; customer bankruptcies, consolidations, or restructuring or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing and other negotiations with customers; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation, civil judgements or financial penalties and customer reactions thereto; higher expenses for our pension and other postretirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims and the availability of insurance with respect to such matters; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments by governmental authorities and changes in our effective tax rate; dependence on key personnel; legislative or regulatory changes impacting or limiting our business; our ability to meet our sustainability targets, goals and commitments; political conditions; dependence on and relationships with customers and suppliers; the conditions necessary to hit our medium term financial targets; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 58720600